As filed with the Securities and Exchange Commission on April 20, 2018 Registration No. 333-________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

BIOCARDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	23-2753988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address, including zip code, of principal executive offices)

2016 Equity Incentive Plan
(Full title of the plan)

Peter Altman President and Chief Executive Officer BioCardia, Inc. 125 Shoreway Road, Suite B San Carlos, California 94070 (650) 226-0120
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Michael J. Danaher Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value: Issued or reserved for issuance under the 2016 Equity Incentive Plan	1,528,746	(2)	$1.39	(3)	$2,124,956.94	$264.56
Total	1,528,746				$2,124,956.94	$264.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock that become issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

(2)	Represents 1,528,746 shares of common stock that were automatically added to the shares reserved and available for issuance under the 2016 Plan on January 1, 2018, pursuant to an “evergreen” provision contained in the 2016 Plan. The number of shares of common stock reserved for issuance pursuant to future awards under the 2016 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 2,420,975 shares of common stock, (ii) 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors.

(3)	The proposed maximum offering price per share was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s common stock as reported on the OTC Bulletin Board on April 17, 2018, which was $1.39 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of BioCardia, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”). The number of shares of common stock reserved for issuance pursuant to future awards under the 2016 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 2,420,975 shares of common stock, (ii) 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors.

On January 1, 2018, the number of shares of the Registrant’s common stock available for grant and issuance under the 2016 Plan increased by 1,528,746 shares. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2016 Plan. Accordingly, the content of the Registrant’s Registration Statement on Form S-8 (No. 333-215968) filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2017 is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2017, filed with the SEC on March 16, 2018;

(b)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s filing referred to in (a) above (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed); and

(c)

the description of the Registrant’s common stock is contained in the Registrant’s registration statement on Form 8-A/A filed with the Commission on October 26, 1996 pursuant to Section 12(g) of the Exchange Act, which description has been updated most recently in the Registrant’s Current Report on Form 8-K filed on October 27, 2016.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description
4.1	Specimen common stock certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 27, 2016)
4.2	2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
4.3	Form of Stock Option Agreement under 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
4.4	Form of Restricted Stock Unit Agreement under 2016 Equity Inventive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Carlos, State of California on April 20, 2018.

BIOCARDIA, INC.

By:	/s/ Peter Altman
Peter Altman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Altman and David McClung, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of BioCardia, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Altman	President and Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2018
(Peter Altman)

/s/ David McClung	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2018
(David McClung)

/s/ Simon H. Stertzer	Chairman of the Board	April 20, 2018
(Simon H. Stertzer)

/s/ Fernando L. Fernandez	Director	April 20, 2018
(Fernando L. Fernandez)

/s/ Richard Krasno	Director	April 20, 2018
(Richard Krasno)

/s/ Jay M. Moyes	Director	April 20, 2018
(Jay M. Moyes)

/s/ Richard P. Pfenniger, Jr.	Director	April 20, 2018
(Richard P. Pfenniger, Jr.)

/s/ Thomas Quertermous	Director	April 20, 2018
(Thomas Quertermous)

/s/ Allan R. Tessler	Director	April 20, 2018
(Allan R. Tessler)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen common stock certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 27, 2016)
4.2	2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
4.3	Form of Stock Option Agreement under 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
4.4	Form of Restricted Stock Unit Agreement under 2016 Equity Inventive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 filed February 8, 2017)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)